Exhibit 99.1

RUBICON FINANCIAL INCORPORATED ANNOUNCES CLOSING OF INITIAL FINANCING

Rubicon Financial Incorporated (OTCBB: RBCF - News) today announced the initial closing of a private placement for an aggregate of $1,200,000 through the sale and issuance of 600,000 shares of restricted Common Stock at a purchase price per share of $2.00.

Proceeds from this financing are anticipated to be used for general working capital, acquisitions, and potential funding of new financial service divisions of Rubicon.

"This initial financing gives us significant resources to begin executing our business plan to become a diversified financial services company," said Rubicon CEO, Joe Mangiapane. "We are gratified to have received the confidence and support of this group of private investors and look forward to announcing exciting developments for Rubicon as we invest the capital."

About Rubicon:

Rubicon Financial Incorporated is a publicly-traded holding company that intends to acquire private companies in the financial services industry and leverage their strengths within a holding company structure. Rubicon currently has several letters of intent to acquire private companies that it plans to execute in the near future.

Forward-Looking Statements:

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward-looking statements."

Such statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Such statements involve risks and uncertainties, including but not limited to, the actual use of the proceeds from the private placement, the ability of Rubicon to execute its business plan and become a diversified financial services company, the successful acquisition of financial services companies, total funds to be raised in the private placement, risks and effects of legal and administrative proceedings and government regulation, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

Important factors that could cause actual results to differ materially from the forward-looking statements Rubicon makes in this press release include market conditions and those set forth in reports or documents it files from time to time with the Securities and Exchange Commission. Rubicon undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Rubicon Financial Incorporated

Joe Mangiapane, 949-798-7224